Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

WESTERN MIDSTREAM PARTNERS, LP

WESTERN MIDSTREAM OPERATING, LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Western Midstream Partners, LP

Fees to Be Paid	Equity	Common Units	Rule 456(b) and Rule 457(r)	(2)(3)	(2)	(2)	(1)	(1)

	Equity	Preferred Units	Rule 456(b) and Rule 457(r)	(2)(3)	(2)	(2)	(1)	(1)

Western Midstream Operating, LP

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(2)(3)	(2)	(2)	(1)	(1)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid					—		—

	Total Fee Offsets					—		—

	Net Fee Due				—		—

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, the registrant is deferring payment of all applicable registration fees. Any registration fees will be paid on a pay-as-you-go basis.

(2)

The securities registered hereunder include such indeterminate number of each identified class as may be sold from time to time by the registrant at indeterminate prices. There are also being registered hereunder an indeterminate number of each identified class of securities as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(3)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that may be offered or issued by reason of any stock splits, stock dividend, or similar transaction or pursuant to anti-dilution provisions of any of the securities.